INTELLECTUAL PROPERTY LICENSE AGREEMENT

                                  between

                     STANDARD MICROSYSTEMS CORPORATION

                                    and

                                 AJJA INC.


                           Dated October 7, 1997

                             TABLE OF CONTENTS

ARTICLE 1.  SMSC INTELLECTUAL PROPERTY                  1
        1.01  SMSC IP License to Company.               1
         1.02  SMSC 100BaseT4 License to Company.    1
        1.03  Form of Use.                              2
        1.04  Infringement Proceedings.                 2
ARTICLE 2.   TERM                                       2
ARTICLE 3.   [Intentionally Omitted.]                   2
ARTICLE 4.  TERMINATION.                                2
ARTICLE 5.  [Intentionally Omitted.]                    3
ARTICLE 6.  MISCELLANEOUS PROVISIONS.                   3
        6.01  Assignment                                3
        6.02  Counterparts.                             3
        6.03  Notices.                                  3
        6.04  Headings.                                 4
        6.05  Severability.                             4
        6.06  Waiver, Remedies Cumulative               5
        6.07  Entire Agreement.                         5
        6.08  Amendments.                               5
        6.09  Survival.                                 5
        6.10  Governing Law.                            5
        6.11  References and Construction.              5




LIST OF SCHEDULES

Schedule 1.01
Schedule 1.0

                  THIS INTELLECTUAL PROPERTY LICENSE AGREEMENT (this "Agreement") is entered into this 7th day of October, 1997 (the "Effective Date"), by and between STANDARD MICROSYSTEMS CORPORATION, a Delaware corporation ("SMSC"), and AJJA INC., a Delaware corporation (the "Company").

                       W I T N E S S E T H:

                  WHEREAS, SMSC, certain subsidiaries of SMSC, the Company, Global Business Investments (B.V.I.) Corp, a British Virgin Islands corporation and Accton Technology Corporation ("Accton") are parties to the Stock Purchase Agreement dated as of September 30, 1997 (the "Stock Purchase Agreement"; capitalized terms not defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement);

                  WHEREAS, as contemplated by the Stock Purchase Agreement and pursuant to this Agreement, the Company shall obtain from SMSC, and SMSC shall grant to the Company, a non-exclusive, royalty-free, worldwide license to use certain of SMSC's patents as set forth herein;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Stock Purchase Agreement and other Related Agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SMSC and the Company agree as follows:


ARTICLE 1.  SMSC INTELLECTUAL PROPERTY.

                  1.01 SMSC IP License to Company. SMSC hereby grants to the Company, without the right to sublicense, a non-exclusive, royalty-free, worldwide license, under the patents identified on Schedule 1.01 ("The SMSC Patents") to make, use, and sell (a) the current product line of the Business,
(b) the EPIC chip, and (c) any expansions, improvements, or derivatives of (a) or (b) that Company may develop.

                  1.02 SMSC 100BaseT4 License to Company. SMSC hereby grants to Company, without the right to sublicense, a non-exclusive, royalty-free, worldwide license, under the patents identified on Schedule 1.02 (the "100BaseT4 Patents") to make, use, and sell LAN products. SMSC and Company acknowledge that SMSC has received highly valuable consideration for the foregoing license of the 100BaseT4 Patents, and that the consideration being received by SMSC hereunder and under the Stock Purchase Agreement would have differed significantly had SMSC failed to grant the foregoing license.

                  1.03 Form of Use. The Company shall use the SMSC Patents in the form and manner, and with appropriate legends, as reasonably prescribed from time to time by SMSC. The Company shall mark all products that conform substantially to IEEE Standard 802.3u (100BaseT4) and that, when made or sold by the Company would, but for the license granted hereunder, infringe any of the 100BaseT4 Patents, with all applicable patent numbers of the 100BaseT4 Patents, sufficient to meet the marking requirements of the United States patent laws.

                  1.04 Infringement Proceedings. The Company shall promptly notify SMSC of any unauthorized use of the SMSC Patents or the 100BaseT4 Patents by others, as such use comes to the Company's attention. SMSC shall have the sole right to bring infringement or unfair competition proceedings involving the SMSC Intellectual Property.


ARTICLE 2.   TERM.

                  The term of this Agreement shall commence on the Effective Date and shall continue until such time as this Agreement is terminated pursuant to Article 4.


ARTICLE 3.   [Intentionally Omitted.].

ARTICLE 4.  TERMINATION.

                  This license is perpetual, except that if either party defaults in the performance of any of its material obligations under this Agreement, the Stock Purchase Agreement or the Stockholders' Agreement and does not cure such default within 30 days of receipt of a notice of default, then the non-defaulting party may, by giving notice to the defaulting party, terminate this Agreement as of the termination date specified in the notice.


ARTICLE 5.  [Intentionally Omitted.]


ARTICLE 6.  MISCELLANEOUS PROVISIONS.

                  6.01 Assignment. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and permitted assigns. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of SMSC. Notwithstanding the foregoing, the Company may assign without consent all or any portion of its rights and obligations pursuant to this Agreement to (a) the purchaser of substantially all of the assets and properties of such party provided that such purchaser assumes all of the obligations of such party under this Agreement or
(b) the surviving corporation of a merger or consolidation in which such party is a constituent corporation.

                  6.02 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  6.03 Notices. Except as otherwise specified in this Agreement, all notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to SMSC:

                  Standard Microsystems Corporation
                  80 Arkay Drive
                  Hauppauge, NY 11788
                  Attention:  Paul Richman, Chairman
                  Facsimile No.:  516-273-5550

                  With copies to:
                  George W. Houseweart
                  Sr. Vice President - Law and
                      Intellectual Property
                  80 Arkay Drive
                  Hauppauge, NY 11788

                  Loeb & Loeb LLP
                  345 Park Avenue
                  New York, New York 10154-0037
                  Attention:  David C. Fischer, Esq.
                  Facsimile No.:  212-407-4990


                  If to the Company:

                  AJJA, Inc.
                  Lance Murrah
                  President and General Manager
                  350 Kennedy Drive
                  Hauppage, NY 11788
                  Facsimile No.:  516-273-7935

                  With a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  One Chase Manhattan Plaza
                  New York, New York 10005
                  Attention:  John T. O'Connor, Esq.
                  Facsimile No.:  212-530-5219

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  6.04 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, limit or otherwise in any way affect the provisions hereof.

                  6.05 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  6.06 Waiver, Remedies Cumulative. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  6.07 Entire Agreement. This Agreement and the Schedules to this Agreement represent the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties relative to such subject matter.

                  6.08 Amendments. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  6.09 Survival. The terms of Section 6.06, this Section 6.09 and Section 6.10 shall survive the expiration of this Agreement or termination of this Agreement for any reason.

                  6.10 Governing Law. Except as required by local law in any jurisdiction outside of the United States, this Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of laws.

                           6.11  References and Construction. The
Schedules to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Schedules hereto. In this Agreement:

(1) references to any law, legislative act, rule or regulation shall mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation; and

(2) references to and mentions of the word "including" or the phrase "e.g." shall mean "including, without limitation."



                  IN WITNESS WHEREOF, each of SMSC and the Company has caused this Agreement to be signed and delivered by its duly authorized representative.

                                            STANDARD MICROSYSTEMS
CORPORATION




         By:_____________________________
--
                                                 Name:  Paul Richman
                                                 Title:    Chairman and CEO



                                            AJJA INC.




         By:_____________________________
--------
                                                 Name:  Lance Murrah
                                                 Title:    President and
General Manager



Schedule 1.02



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